UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      September 5, 2006                   333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       55 York Street
                         Suite #401
                  Toronto, Ontario M5J 1R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities

     Yukon Gold Corporation, Inc. entered into an agreement with a single accredited investor on August 22, 2006, for the private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term. Closing of this placement
requires Toronto Stock Exchange approval.   Conditional
approval was given by the Toronto Stock Exchange on August 29, 2006. Final approval is pending.

Item 8.01  Other Events

     Yukon Gold Corporation, Inc. announced corporate initiatives and mechanical problems with drilling equipment at the Mount Hinton Property during the 2006 summer exploration program.

Item 9.01  Financial Statements and Exhibits.

   Exhibits

   99.5    Press Release of Yukon
           Gold Corporation, Inc. dated September 1, 2006 entitled, "Yukon Gold Corporation Inc. Announces
           Corporate Initiatives and Property Report Update."


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                     YUKON GOLD CORPORATION, INC.


Date: September 5, 2006      By:     s/Lisa Lacrois
                             Name:   Lisa Lacroix
                             Title:  Secretary

Yukon Gold Corporation, Inc. Announces Corporate Initiatives
                 and Property Report Update


Toronto, Canada, September 1st, 2006, Yukon Gold
Corporation, Inc. (Yukon Gold), (TSX: YK,
OTCBB: YGDC) announced the following update on various corporate initiatives that have been concluded or are in process.

Yukon Gold Hires Three U.S. Firms to Assist with Marketing and Investor Services

Yukon Gold's management has designed a new strategic financial and marketing plan this summer which includes a road show campaign that will bring attention to the
potential growth and assets of the organization.   The
Company has engaged three consulting firms in the United States to assist with this business growth and development. Yukon Gold has retained FYJIGIM Inc., a Houston, Texas based firm specializing in the planning and execution of financial offerings for North American investors. As well, the Company has retained Rockport Trading of Houston, Texas to manage and arrange investment meetings for Yukon Gold on a global level with capital firms and investors with an interest in small cap resource companies. The third company, Chasseur Corporation of Arlington Texas, retained by Yukon Gold will assist with business promotion to include investment and brokerage meetings, merger and acquisition consulting and general business strategy consulting.

The three companies have all entered into one year consulting agreements with Yukon Gold and will be compensated 272,600 shares each of restricted common stock of Yukon Gold. The restricted shares vest over a twelve month period and are held and managed by an escrow agent.

Yukon   Gold  retains  the  Buick  Group,  a  Toronto  based
Marketing Firm

Yukon Gold has entered into a consulting agreement with the Buick Group, a firm that specializes in assisting emerging growth companies with public relations, brand building and brand awareness. The Buick Group will be instrumental in developing and initiating strategies to strengthen relations and communications between Yukon Gold and the companies or individuals associated with the firm. Updated marketing materials, new corporate branding and new website components will be devised to enhance the Company's profile. The agreement between Yukon Gold and The Buick Group is for 12 months and Yukon Gold will pay $5,000 a month for the Marketing Firm's services.

Mount Hinton Gold & Silver Property Summer Program

The exploration program on the Mt. Hinton property was carried out from July 5 until August 20 by which time, all crews had been demobilized. During this period, over 3000 soil samples were taken to identify potentially mineralized targets in unexplored areas of the property but generally in the headwaters of successful placer mining operations. In addition, at least six new veins were exposed or partially exposed by road construction during this year's program. New road construction totaling 3.2 km creates direct access to new surface drill sites and to a potential portal site from which underground development and diamond drilling is being considered for next year.

A percussion drilling contractor was engaged for 4400 meters of drilling this season. Due to mechanical problems with the drilling equipment and difficulties in drilling through thick talus overburden, his services had to be terminated. An immediate search for a replacement diamond drill was unsuccessful given the current high demand for diamond drillers in the Yukon. Accordingly, approximately 50% of this year's budget of $750,000 which has not been spent will be added to next year's $1,000,000 work commitment as set out in the Mt. Hinton Syndicate Agreement.

In the terms of the Option agreement between Yukon Gold and the Hinton Syndicate, Yukon Gold will earn a 75% interest in the property by making property payments of $850,000 and spending $5,225,000 on the property. Yukon Gold has received authorization by the Hinton Syndicate to move the unused portion of the summer 2006 work program commitment to the 2007 summer work program. Based on these agreements, the Company is up to date with its financial commitments

Cancellation of Flow Through Financing

As reported July 11th, Yukon Gold had entered into an agreement with a placement agent on a best efforts basis to raise up to $2.1 million by way of private placement. This private placement was to consist of up to 1.5 million flow through units for exploration and development purposes on the Company's properties. Yukon Gold had increased its proposed development budget at The Marg Deposit from $750,000 to $1,750,000 and believed a flow through financing would assist in offsetting the additional cost. The Company has sufficient funds to cover these additional costs and has decided not to proceed with previously announced placement.

Cancellation of Andrew Property Acquisition

As reported July 12th, Yukon Gold had entered into negotiations with a Yukon based prospector to acquire a 100% interest in the Andrew zinc property, located in the Mayo Mining District of the Yukon Territory, Canada. Upon further review of the proposed terms to acquire the property and management's decision to expedite development at the Marg Deposit, due to its increasing potential, Yukon Gold has currently ended all negotiations and cancelled the proposed transaction.


About Yukon Gold

Yukon Gold Corporation, Inc. is an active and progressive public exploration and development company. The Company's main focus is its recently acquired VMS deposit (Marg Property) and its Mount Hinton gold and silver exploration project in the Central Yukon Territory of Canada. These properties lie within the Tombstone Gold Belt, world renowned for the discovery of major gold and base metal deposits. The Company recently listed its shares on the TSX and raised sufficient capital to carry out its 2006 property work programs. Currently, there are approximately 17.3 million of the Company's common shares outstanding.

For More Information,

Yukon Gold Corporation, Inc.       The Buick Group
Paul Gorman                        John Ruby
(416) 865-9869                     416) 915-0915 ext 301
Toll Free (800) 295-0671           Toll Free (877) 748-0914
E: pgorman@yukongoldcorp.com       E: jruby@buickgroup.com


Company Website: www.yukongoldcorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.